Exhibit 10.5

TRADEMARK ASSIGNMENT

This Trademark Assignment (“Assignment”) is made and entered into this 6th day of August, 2004 (“Effective Date”), by and between STEPHEN A. WYNN, an individual (hereinafter “Wynn”) and WYNN RESORTS HOLDINGS, LLC, a Nevada limited liability company, with offices at 3145 Las Vegas Boulevard South, Las Vegas, Nevada (“Holdings”).

R E C I T A L S

A.	Wynn and Holdings are entering into a Surname Rights Agreement, dated the date hereof (the “Surname Rights Agreement”), which Surname Rights Agreement addresses the use and registration of the WYNN Mark in connection with Resorts (each, as defined in the Surname Rights Agreement).

B.	Pursuant to the Surname Rights Agreement, Wynn has agreed to assign, and Holdings has agreed to acquire, all right, title, and interest that Wynn possesses worldwide in the WYNN Mark in connection with Resorts.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Wynn hereby transfers, assigns, conveys, delivers, and sets over to Holdings all of Wynn’s right, title, and interest worldwide in and to the WYNN Mark in association with Resorts, all goodwill associated therewith, and all causes of action (either in law or equity), and the right to sue, counterclaim, and recover for past, present, and future infringement, dilution, or misappropriation of the Wynn Mark in connection with Resorts, and all rights corresponding thereto throughout the world. Wynn further agrees to cause to be performed such lawful acts and to execute such further assignments and other documents as Holdings may request to effectuate fully this Assignment and to enable this Assignment to be recorded in any and all jurisdictions throughout the world.

In Witness Whereof, the parties have caused this Assignment to be duly executed as of the Effective Date.

WYNN:	HOLDINGS:

WYNN RESORT HOLDINGS, LLC
/s/ STEPHEN A. WYNN	By VALVINO LAMORE, LLC,
Stephen A. Wynn	Its Sole Member
By WYNN RESORTS, LIMITED
Its Sole Member

	By	/s/ MARC SCHORR

	Its	C.O.O.